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                              OFFICER'S CERTIFICATE

         I do hereby certify and represent that:

         1. I am the duly elected Secretary of deCODE genetics, Inc., a Delaware corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.38 to deCODE genetics, Inc.'s Annual Report on Form 10-K is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Secretary of deCODE genetics, Inc. on this 21 day of March, 2002.

                                  By:        /s/ Tanya Zharov

                                             -----------------------------------
                                  Name:      Tanya Zharov
                                  Title:     Secretary and Corporate Counsel
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                                                                   Exhibit 10.38


                 AGREEMENT ON THE DETAILS OF THE ARRANGEMENT OF
                       ENCUMBRANCES IN THE SITE AGREEMENT

On 15 February 2000, the University of Iceland (UI), Islensk erfoagreining ehf.
(IE) and the City of Reykjavik entered into an Agreement on the allocation of a building site to IE. The aim of the Agreement is to promote co-operation and encourage the development of vigorous scientific and industrial activities in the field of health science and biotechnological research in the University campus area.

The Agreement contains provisions, inter alia, on the purchase rights and right of first refusal at assessment value for UI, to be further defined in a Site Agreement.

IE and UI have now agreed on the following arrangements of the above encumbrances in the final Site Agreement for the property.

1. UI has the right of first refusal to the property. UI shall be offered the right of first refusal in writing and in a verifiable manner at a price that shall be the lower of the two following options: (a) the offered selling price or (b) the depreciated replacement value of installations on the site pursuant to public records plus the restated purchasing price of the site rights. The selling price and other terms shall be specified in detail in the offer submitted for first refusal and the offer shall be accompanied by a copy of the purchase offer that UI is invited to take over. In the event of an exchange of properties, the purchase offer shall specify the estimated cash value of the offered rights and that amount shall be used in the determination of the price presented to the holder of the right of first refusal. In the event that the price offered to the holder of the right of first refusal is the depreciated replacement value of installations on the site and the public valuation of the site, UI shall pay the purchasing price in cash within 15 days from the date that the University accepted the offer to exercise its right of first refusal. UI shall reply in writing to the offer to exercise its option within 30 days from the date of receipt by the University of the offer. In the event that UI neglects to answer within that time the University shall forfeit its right to purchase.

2. In the event that IE ceases its activities on the site, UI shall be invited to purchase the property at the depreciated replacement value of installations on the site and the adjusted purchasing price of the site rights pursuant to item 2 above. The activities of IE are not regarded as having ceased if:

            a) IE is merged with another company, whether the merger is effected through the take-over by IE of another company, the take-over of IE by another company or the establishment of a new company where the merged company continues activities on the site.

            b) IE is divided into more than one company and one of these continues activities on the site, provided that the activities on the site constitute high-tech industry, research and university-level teaching.

In witness of the above, the parties attach their signatures to this annex in the presence of witnesses.

                                     Reykjavik, 21 December 2001

For the University of Iceland        For Islensk erfoagreining ehf.
Pall Skulason [sign.]
                                     Tanja Zharov [sign.]
Witnesses                            [Illegible signature]
Tomas Sigurosson [sign.]             Kari Stefansson, [sign.]
180966-3159